Exhibit 99.5

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(l) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D needs to be filed with respect to the ownership by each of the undersigned of the common shares of Greenbrook TMS Inc.

Dated: October 2, 2023

GREYBROOK HEALTH INC.

By:	/s/ Sasha Cucuz
	Name:	Sasha Cucuz
	Title	Director

THE VAMVAKAS FAMILY TRUST (2015)

By:	/s/ Sasha Cucuz
	Name:	Sasha Cucuz
	Title	Trustee

By:	/s/ Shawn Walsh
	Name:	Shawn Walsh
	Title	Trustee